EXHIBIT 11 - COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
(In thousands of dollars except number of shares and per share amounts)

                                                                                  Year Ended:

                                                                                June 30,       June 30,        June 30,
                                                                                   1995           1994            1993

Primary Earnings Per Share

Income from continuing operations                                          $     45,243   $     29,936    $     30,615
Loss from discontinued operations                                                   -0-         (8,775)         (4,056)
                                                                           --------------------------------------------
                              Net income                                         45,243         21,161          26,559
Add back after-tax interest expense for debentures converted                        N/A            N/A           3,394
                                                                           --------------------------------------------
     Adjusted net income used in primary computation                       $     45,243   $     21,161    $     29,953
                                                                           ============================================


Weighted average number of shares outstanding during period                  27,334,551     27,138,945      26,965,660
Applicable number of shares for common stock equivalents (stock options)
   outstanding for period, using Treasury
   Stock Method based on average market price for period                        486,247        564,218         566,648
                                                                           --------------------------------------------
     Weighted average number of shares used in computation                   27,820,798     27,703,163      27,532,308
                                                                           ============================================


Primary earnings per share:

  From continuing operations                                                      $1.63          $1.08           $1.24
  From discontinued operations                                                      -0-           (.32)           (.15)
                                                                           --------------------------------------------
Net income                                                                        $1.63          $ .76           $1.09
                                                                           ============================================



Fully Diluted Earnings Per Share                                                                   <F1>

Income from continuing operations                                               $45,243                        $30,615
Loss from discontinued operations                                                   -0-                         (4,056)
                                                                           --------------------------------------------
Net income                                                                       45,243                         26,559
Add back after-tax interest expense for debentures converted                        N/A                          3,394
Add back after-tax interest expense for outstanding 5 5/8%
  convertible subordinated debentures                                             1,339                          1,609
                                                                           --------------------------------------------
     Adjusted net income used in fully diluted computation                      $46,582                        $31,562
                                                                           ============================================


Weighted average number of shares outstanding during period                  27,334,551                     26,965,660
Applicable number of shares for common stock equivalents (stock options)
   outstanding for period, using Treasury
   Stock Method based on period ended  market price                             639,676                        602,512
Number of shares to be issued if 5 5/8% convertible
  subordinated debentures were converted                                      1,850,344                      1,850,727
                                                                           --------------------------------------------
     Weighted average number of shares used in computation                   29,824,571                     29,418,899
                                                                           ============================================


Fully diluted earnings per share:

  From continuing operations                                                      $1.56                          $1.21
  From discontinued operations                                                      -0-                           (.14)
Net income                                                                        $1.56                          $1.07


<F1>  The potential conversion of the convertible debentures were anti-dilutive for this period.